   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1997

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ------------

                              POLLO TROPICAL, INC.
            -------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          FLORIDA                                      65-0100964
-------------------------------                 -------------------------
(STATE OR OTHER JURISDICTION OF                      (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


                        7300 N. KENDALL DRIVE, 8TH FLOOR
                              MIAMI, FLORIDA 33156
               ------------------------------------------------
                    (Address of Principal Executive Offices)

             POLLO TROPICAL, INC. 1995 DIRECTORS' STOCK OPTION PLAN
             POLLO TROPICAL, INC. 1995 RESTRICTED STOCK AWARD PLAN
 ---------------------------------------------------------------------------
                           (FULL TITLE OF THE PLANS)

                                ------------

                                LARRY J. HARRIS
                              POLLO TROPICAL, INC.
                        7300 N. KENDALL DRIVE, 8TH FLOOR
                              MIAMI, FLORIDA 33156
               ------------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 670-7696
     --------------------------------------------------------------------
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copy to:

                            Keith Wasserstrom, Esq.
                          Greenberg, Traurig, Hoffman,
                         Lipoff, Rosen & Quentel, P.A.
                           515 E. Las Olas Boulevard
                        Fort Lauderdale, Florida  33301
                                 (954) 768-8281


                              -------------------

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                           PROPOSED MAXIMUM           PROPOSED MAXIMUM
    TITLE OF SECURITIES                                   OFFERING PRICE PER         AGGREGATE OFFERING      AMOUNT OF REGISTRATION
      TO BE REGISTERED       AMOUNT TO BE REGISTERED           SHARE (1)                 PRICE (2)                     FEE
-----------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK,                      300,000
  $.01 PAR VALUE  . . . .            SHARES                      $4.50                   $1,165,500                   $353
===================================================================================================================================

(1)  Estimated solely for purpose of calculating the registration fee.
(2) Computed in accordance with Rule 457(h) on the basis of (i) the actual price of $4.50 for 54,000 of the options to purchase Common Stock being registered, which have already been granted, and (ii) the average of the high and low sale price of the Common Stock on February 20, 1997 ($4.375) with respect to (a) the 146,000 shares of Common Stock subject to future grants of options and (b) the 100,000 shares of Common Stock subject to future awards under the Restricted Stock Award Plan.


                              Page 1 of 7 Pages
                          Exhibit Index at Page II-4

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

                  (i)     the Registrant's latest Annual Report on Form 10-K;

                  (ii) all other reports and documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's latest Annual Report on Form 10-K; and

                  (iii) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form S-1 (No. 33-68266) filed with the Commission, as amended.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities or state or federal environmental laws.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See "Exhibit Index" on page II-4 below.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on February 20, 1997.

                                   POLLO TROPICAL, INC.


                                   By:  /s/ LARRY J. HARRIS
                                      ------------------------
                                      Larry J. Harris
                                      Chairman and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                TITLE                                      DATE
          ---------                                -----                                      ----
  /s/LARRY J. HARRIS                       Chairman of the Board, Chief                February 20, 1997
----------------------------------         Executive Officer and (principal
Larry J. Harris                            executive officer)



/s/NICHOLAS A. CASTALDO                    President                                   February 20, 1997
----------------------------------
Nicholas A. Castaldo


  /s/ WILLIAM CARL DREW                    Chief Financial Officer                     February 20, 1997
----------------------------------
William Carl Drew


  /s/ STUART I. HARRIS                     Secretary, Treasurer and Director           February 20, 1997
----------------------------------
Stuart I. Harris


  /s/ CLAYTON E. WILHITE                   Director                                    February 20, 1997
----------------------------------
Clayton E. Wilhite


  /s/ ALAN VITULI                          Director                                    February 20, 1997
----------------------------------
Alan Vituli


  /s/ CRAIG M. NASH                        Director                                    February 20, 1997
----------------------------------
Craig M. Nash


  /s/ RONALD L. MILLER                     Director                                    February 20, 1997
----------------------------------
Ronald L. Miller

                                 EXHIBIT INDEX



         EXHIBIT                                                                                  SEQUENTIAL
         NUMBER                                       DESCRIPTION                                  PAGE NO.
         -------                                      -----------                                 ----------
           4.1                Pollo Tropical, Inc. 1995 Restricted Stock Award Plan(1)                 N/A


           4.2                Pollo Tropical, Inc. 1995 Directors' Stock Option Plan(2)                N/A

            5                 Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &                  7
                              Quentel, P.A., and consent of counsel. . . . . . . . . .


            23                Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                              Quentel, P.A. is contained in its opinion included as
                              Exhibit 5 hereof                                                         N/A


            24                Power of Attorney is included in the Signature Section of
                              this Registration Statement. . . . . . . . . . . . . . .                 4


______________________
(1) Incorporated by reference to Exhibit A as filed with the Registrant's Notice of Annual Meeting and Proxy Statement for 1996, dated April 29, 1996 (the "1995 Proxy Statement").

(2) Incorporated by reference to Exhibit B of the 1995 Proxy Statement.